                                                                    EXHIBIT 10.5


                                PROMISSORY NOTE
                                ---------------

$78,990.51                                                Emeryville, California
                                                                 October 1, 1997

     For value received, the undersigned Kimberly D. Gilmour ("Promisor"),
                                                               --------
hereby promises to pay to the order of LECG, Inc., a California corporation ("Promisee"), at 2000 Powell Street, Suite 600, Emeryville, California, or such
----------
other place as the holder hereof may from time to time direct in writing, the principal sum of Seventy Eight Thousand Nine Hundred Ninety and 51/100 Dollars ($78,990.51) and accumulated interest as of September 30, 1997 of Five Hundred Eighty Five and 43/100 Dollars ($585.43) with simple interest on unpaid principal at 7% which interest shall accrue from the date of this Note.

     Principal and interest thereon shall be repaid on or before December 31, 2002. Any earnings distributions made by LECG, Inc. will be retained and applied to the loan. In the event the Promisor sells all or any portion of the common stock of Promisee, all proceeds received will be required to repay the note balance until the note is repaid in full. All payments shall be applied first to accrued and unpaid interest and then to principal. Any portion or all of the principal may be prepaid in whole or in part at any time without penalty.

     If Promisor: (i) makes a general assignment for the benefit of creditors or admits in writing his inability to pay his debts as they become due, (ii) is the subject of any voluntary or involuntary petition in bankruptcy or any other petition seeking any reorganization, arrangement, composition, readjustment, discharge, liquidation, dissolution or similar relief under any statute, law or regulation, or (iii) fails to pay an installment under this Note when due, then the holder of this Note shall have the right and option, without prior notice, to declare all unpaid sums under this Note, irrespective of their stated due date, to be immediately due and payable. The unpaid principal balance shall thereafter bear interest at the maximum rate allowed by law.

     No failure on the part of the holder of this Note to exercise, and no delay in exercising any right, remedy or power hereunder shall be deemed as a waiver thereto.

     In the event of any action or proceeding arising under or relating to this Note, the prevailing party shall be entitled to recover all its costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred in connection therewith.

                                    PROMISOR

                                    /s/Kimberly D. Gilmour
                                    ------------------------------------
                                    Kimberly D. Gilmour